Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aetrium Incorporated (“the Company”) on Form 10-Q for the quarterly period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph C. Levesque, as Chief Executive Officer of the Company, Douglas L. Hemer, as Chief Administrative Officer of the Company, and Paul H. Askegaard, as Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2012	/s/ Joseph C. Levesque
Joseph C. Levesque
President and Chief Executive Officer

Date: May 10, 2012	/s/ Douglas L. Hemer
Douglas L. Hemer
Chief Administrative Officer

Date: May 10, 2012	/s/ Paul H. Askegaard
Paul H. Askegaard
Treasurer (principal financial and accounting officer)